UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): July 15, 2013
PRIMERICA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34680	27-1204330
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Primerica Parkway Duluth, Georgia 30099
(Address of Principal Executive Offices)

(770) 381-1000
(Registrant's telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Election of Directors.
On July 15, 2013, the Board of Directors increased the size of the Board to ten members and elected Gary L. Crittenden as a member of the Board of Directors of Primerica, Inc. (“Primerica”) for a term expiring at Primerica's 2014 annual meeting of stockholders. Mr. Crittenden has not yet been appointed to any committees of the Board of Directors.
Mr. Crittenden, age 60, has been a Managing Partner of HGGC, LLC ("HGGC"), a California-based middle market private equity firm, since July 2009 and the Chief Executive Officer of HGGC since April 2012. He is also a member of HGGC's Executive, Policy and Investment Committees. Further, he serves as Chairman of the Board of two HGGC portfolio companies, iQor and Citadel. From March 2009 to July 2009, Mr. Crittenden was Chairman of Citi Holdings, a subsidiary of Citigroup, and from March 2007 to March 2009 he served as Chief Financial Officer of Citigroup. He served as the Chief Financial Officer of the American Express Company from 2000 to 2007. Prior to American Express, he was the Chief Financial Officer of Monsanto, Sears Roebuck and Company, Melville Corporation and Filene's Basement. On three separate occasions, the readers of Institutional Investor Magazine named Mr. Crittenden one of the “Best CFOs in America.” Mr. Crittenden spent the first twelve years of his career at Bain & Company, an international management consulting firm, where he became a partner. He previously served on the Board of Directors of Staples, Ryerson Tull and the TJX Companies.
In connection with his election, Mr. Crittenden was awarded 1,847 restricted stock units (“RSUs”) of Primerica under Primerica's Omnibus Incentive Plan, which RSUs vest on July 15, 2014 and will be delivered to Mr. Crittenden upon his departure from the Board. Mr. Crittenden also will be entitled to receive the director compensation described in Primerica's definitive Proxy Statement dated April 5, 2013. In addition, Primerica has entered into an indemnification agreement with Mr. Crittenden pursuant to which Primerica is required to indemnify Mr. Crittenden against certain liabilities which may arise by reason of his status or service as a director and to advance to him expenses, subject to reimbursement if it is determined that he is not entitled to indemnification. The form of such indemnification agreement has been filed as an exhibit to Primerica's Annual Report on Form 10-K for the year ended December 31, 2010.
A copy of a press release dated July 15, 2013 announcing Mr. Crittenden's election to the Board of Directors is attached hereto as Exhibit 99.1.
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.
99.1	Press Release dated July 15, 2013 - Primerica's Board of Directors Elects Gary L. Crittenden as a Board Member

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2013		PRIMERICA, INC.

	By:	/s/ Peter W. Schneider
Peter W. Schneider
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 15, 2013 - Primerica's Board of Directors Elects Gary L. Crittenden as a Board Member